CERTIFICATE OF INCORPORATION

                                     OF

                         SILVER STAR RAVIOLI CO., INC.

Under Section 402 of the Business Corporation Law

     The undersigned, for the purpose of forming a corporation pursuant to the Business Corporation Law of the State of New York, does hereby certify and set forth:

     FIRST:  The name of the corporation is:SILVER STAR RAVIOLI CO., INC.

     SECOND: The purpose for which the corporation is formed are as follows:

     To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity which requires that consent or approval of any State official, department, board, agency or other body, without such consent or approval first being obtained.

     For the accomplishment of the aforesaid purposes, and in further hereof, the corporation shall have and may excerise all of the powers conferred by the Business Corporation Law of the State of New York upon corporations formed thereunder, subject to any limitations contained in
Article 2 of said law, or in accordance with the provisions of any other statute of the State of New York.

     THIRD: The office of the corporation within the State of New York shall be located in the County of Kings.

     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200), all of which shall be without par value.

     FIFTH:  The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:
2446 East 73rd Street
Brooklyn, New York  11234

     IN WITNESS WHEREOF, This Certificate of Incorporation has been signed this 28th days of March, 1995, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

/s/  Fred Larison
--------------------------
Fred Larison
307 Hamilton Street
Albany, New York 12210


                         CERTIFICATE OF AMENDMENT

                                  OF THE

                     CERTIFICATE OF INCORPORATION OF

                      SILVER STAR RAVIOLI CO., INC.

            Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:


     (1)   The name of the corporation is: SILVER STAR RAVIOLI CO., INC.

     (2) The Certificate of Incorporation was filed at the Department of State of the State of New York on the 28th day of March, 1995.

     (3) The Certificate of Incorporation is hereby amended to effect a change in the aggregate number of shares the corporation has the authority to issue. The corporation is currently to issue 200 shares with no par value, none of which are issued or outstanding. The unissued shares shall be changed into 15,000,000 shares at a par value of .0001 at a rate of 75,000 for 1.


          Article THIRD of the Certificate is amended to read as follows:


          "THIRD:     The Aggregate number of shares which the
corporation shall have the authority to issue is 15,000,000 shares, all of which are to with .0001 par value."

     (4) The amendment to the Certificate of Incorporation was authorized by written consent of the Board of Directors and followed by written consent of the sole incorporator there being no shareholders of record, and no subscribers for shares whose subscriptions have been accepted.


     IN WITNESS WHEREOF, this certificate has been subscribed this 18th day of July, 1997, by the undersigned. who affirm that the statements made herein are true under the penalties of perjury.



/s/  Michael Trotta
--------------------------
Michael Trotta, President



/s/  Michael Trotta
--------------------------
Michael Trotta, Asst. Secretary









                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                        SILVER STAR RAVIOLI CO., INC.





Under Section 805 of the Business Corporation Law


     We, the undersigned, being respectfully the President and Secretary of SILVER STAR RAVIOLI CO., INC. do hereby certify:


     1.     The name of the Corporation is:

                          SILVER STAR RAVIOLI CO.,INC.

     2. The Certificate of Incorporation was filed by the Department of State on the twenty-eighth day of March, 1995.

     3. The Certificate of Incorporation is hereby amended to change the corporations name.

            Paragraph One of the Certificate of Incorporation is amended to read as follows:

          "1.  The name of the corporation is:  SILVER STAR FOODS, INC."


     4. This amendment to the Certificate of Incorporation was authorized by a vote of the Board of Directors followed by written consent of the Sole Shareholder.



     IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 28th day of July, 1997, and hereby affirm the truth of the statements contained herein under the penalties of perjury.





/s/  Michael Trotta
--------------------------
Michael Trotta, Sole Shareholder






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